UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2009

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS

000-26335

48-1017164

(State or other jurisdiction

(Commission

(I.R.S. Employer

of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas,  66071

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events.

The following information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

On March 17, 2009, TeamBank, N.A. (“TeamBank”) a wholly owned subsidiary of Team Financial, Inc., (the “Registrant”) received formal notice from the Office of the Comptroller of Currency (the “OCC”) notifying TeamBank that the OCC did not accept the capital restoration plan (“CRP”) submitted by TeamBank on March 2, 2009 as required pursuant to the OCC letter to TeamBank dated February 11, 2009.  As a result, TeamBank is now treated as if it were significantly undercapitalized.  Accordingly, TeamBank is subject to mandatory restrictions and requirements under federal banking laws, including restrictions on bonuses and compensation paid to senior executive officers, restrictions on the payment of capital distributions and management fees, and a prohibition from accepting employee benefit plan deposits.  Although the OCC may accept a revised CRP that is based on recapitalizing TeamBank, it is not anticipated that TeamBank has the ability to provide such a CRP in the foreseeable future.  The OCC or other regulators may take other action in the meantime, including placing TeamBank and the Registrant’s other bank subsidiary, Colorado National Bank, into receivership in which case the Registrant’s ability to continue operations would be extremely doubtful and the Registrant may be required to seek protection under Chapter 11 of the United States Bankruptcy Code.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements And Exhibits.

None.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.
By:	/s/ Sandra J. Moll
Sandra J. Moll, Principal Executive Officer

Date: March 20, 2009